Exhibit 99.1

Rigetti Computing Completes $350 Million At-the-Market Equity Offering

Berkeley, CA -- Rigetti Computing, Inc. (Nasdaq: RGTI) (“Rigetti” or the “Company”), a pioneer in full-stack quantum-classical computing, today announced that it has completed sales of $350 million gross proceeds of its common stock pursuant to its previously disclosed at-the-market equity offering program. With this additional funding, Rigetti will have approximately $575 million of cash, cash equivalents and available-for-sale investments with no debt, and is well positioned to support commercial scale-up of its superconducting gate-based quantum computers. Rigetti intends to use the proceeds from the offering primarily for working capital, capital expenditures and other general corporate purposes, and may also use a portion of the net proceeds to enter into strategic collaborations, acquisitions or partnerships in the future.

About Rigetti

Rigetti is a pioneer in full-stack quantum computing. The Company has operated quantum computers over the cloud since 2017 and serves global enterprise, government, and research clients through its Rigetti Quantum Cloud Services platform. In 2021, Rigetti began selling on-premises quantum computing systems with qubit counts between 24 and 84 qubits, supporting national laboratories and quantum computing centers. Rigetti’s 9-qubit Novera QPU was introduced in 2023 supporting a broader R&D community with a high-performance, on-premises QPU designed to plug into a customer’s existing cryogenic and control systems. The Company’s proprietary quantum-classical infrastructure provides high-performance integration with public and private clouds for practical quantum computing. Rigetti has developed the industry’s first multi-chip quantum processor for scalable quantum computing systems. The Company designs and manufactures its chips in-house at Fab-1, the industry’s first dedicated and integrated quantum device manufacturing facility. Learn more at https://www.rigetti.com/.

Rigetti Computing Media Contact

press@rigetti.com

Cautionary Language Concerning Forward-Looking Statements

Certain statements in this communication may be considered “forward-looking statements” within the meaning of the federal securities laws, including statements with respect to the Company’s expectations with respect to its future success and performance, including expectations with respect to its use of funds, business strategy, and being well-positioned to support commercial scale-up of its superconducting gate-based quantum computers, and the potential of the Company’s business and quantum computing generally. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by the Company and its management, are inherently uncertain. Factors that may cause actual results to differ materially from current expectations include, but are not limited to: the Company’s ability to achieve milestones, technological advancements, including with respect to its technology roadmap; the ability of the Company to obtain government contracts successfully and in a timely manner and the availability of government funding; the potential of quantum computing; the success of the Company’s partnerships and collaborations, including the strategic collaboration with Quanta; the Company’s ability to accelerate its development of multiple generations of quantum processors; the outcome of any legal proceedings that may be instituted against the Company or others; the ability to maintain relationships with customers and suppliers and attract and retain management and key employees; costs related to operating as a public company; changes in applicable laws or regulations; the possibility that the Company may be adversely affected by other economic, business, or competitive factors; the Company’s estimates of expenses and profitability; the evolution of the markets in which the Company competes; the ability of the Company to implement its strategic initiatives and expansion plans; the expected use of proceeds from the Company’s past and future financings or other capital; the sufficiency of the Company’s cash resources; unfavorable conditions in the Company’s industry, the global economy or global supply chain, including rising inflation and interest rates, deteriorating international trade relations, political turmoil, natural catastrophes, warfare and terrorist attacks; and other risks and uncertainties set forth in the section entitled “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 and Quarterly Report on Form 10-Q for the quarter ended March 31, 2025 and other documents filed by the Company from time to time with the Securities and Exchange Commission. These filings identify and address other important risks and uncertainties that could cause actual events and results to differ materially from those contained in the forward-looking statements. Forward-looking statements speak only as of the date they are made. Readers are cautioned not to put undue reliance on forward-looking statements, and the Company assumes no obligation and does not intend to update or revise these forward-looking statements other than as required by applicable law. The Company does not give any assurance that it will achieve its expectations.